Exhibit 10.5

2005 Bonus Plan

1.	Quarterly bonus payouts based on Company financial results and individual performance vs. MBO’s.

•	For senior management team, 75% of bonus amount based on financial results, 25% on individual MBO’s.

•	For other managers, 50% of bonus amount based on financial results, 50% on individual MBO’s.

2.	Unlike the 2004 plan, emphasis will be on financial metrics instead of corporate strategic goals.

3.	Quarterly percentages of total annual bonus target are as follows:

Q1: 20%

Q2: 20%

Q3: 20%

Q4: 40% (based on quarterly and year-end results)

4.	Financial Objectives (to be set prior to each quarter)

5.	Individual MBO’s will be established based on company priorities